Exhibit 99.1
BOOKHAM UPDATES FINANCIAL
GUIDANCE FOR FISCAL Q3 2006
SAN JOSE, Calif., — April 16, 2006 — Bookham, Inc., (Nasdaq: BKHM), a leading provider of optical components, modules and subsystems, today updated the financial guidance for its third quarter of fiscal 2006, ended April 1, 2006. The company now expects revenue will be approximately $53 million, within the guidance range of $51 million to $54 million the Company forecast on February 2, 2006.
Bookham also expects that its third quarter fiscal 2006 gross margin and Adjusted EBITDA will be lower than originally forecast. This is due in part to unanticipated costs for inventory obsolescence and production scrap associated with the transition of manufacturing from the Company’s Paignton, UK facility, where production is being discontinued, to its low cost Shenzhen, China facility. In addition, the third quarter results were affected by a change in product mix towards lower margin products compared with the prior quarter as the Company transitions to new products, and related lower production volumes, which caused underutilization of the Company’s semiconductor production capacity. As a result, third quarter gross margin is expected to be in the range of 10 percent to 12 percent and Adjusted EBITDA is expected to be in the range of negative $10 million to negative $12 million. This compares with the Company’s original gross margin and Adjusted EBITDA guidance ranges of 23 percent to 27 percent, and positive $1 million to negative $3 million respectively.
“Our third quarter financial results were negatively impacted by unexpected costs related to the final production at the Paignton, UK site, a change in product mix, and lower semiconductor production volumes, which resulted in unfavorable manufacturing variances,” said Dr. Giorgio Anania, president and CEO of Bookham Inc. “We are disappointed with the gross margin and Adjusted EBITDA results in the March quarter and now believe our gross margin results in the next few quarters may be impacted due to the change in product mix, lower fab utilization, and costs associated with introducing several new products, which will have lower initial margins. However, while these internal issues are a disappointment, we continue to see strong market demand and expansion of our revenue to non-Nortel customers.”
The Company calculates Adjusted EBITDA as net loss excluding the impact of taxes, net interest expense, depreciation and amortization, as well as restructuring, impairment, non-cash compensation related to stock and options, and certain other one-time charges and credits specifically identified where applicable. Bookham provides certain supplemental non-GAAP financial measures, including Adjusted EBITDA, to provide readers with the opportunity to use the same financial metrics as management to evaluate the Company’s performance. The Company also believes these non-GAAP measures enhance the comparability and transparency of results for the period. Please see additional information in the section “Non-GAAP Financial Measures” below.
Bookham cautions that its anticipated results are preliminary based on the best information currently available and subject to completion of preparation of the financial statements for the third quarter of fiscal 2006. For these reasons, the Company is not able to provide a reconciliation of its Adjusted EBITDA guidance to net income, although the Company does describe the components of such reconciliation in the section “Non-GAAP Financial Measures” below.
Third Quarter Fiscal 2006 Financial Results Conference Call
Bookham will release its financial results for the third quarter of fiscal 2006, and financial guidance for the remainder of fiscal 2006, at approximately 4:00 p.m. ET on Thursday, May 4, 2006. The Company will hold a conference call to discuss these results and other corporate related matters at 4:30 p.m. ET that same day. Those wishing to join the call should dial 1-973-

582-2741. A replay of the call will be available until May 11, 2006. To access the replay, dial 1-973-341-3080. The conference code for the replay is 7263352. A webcast of the call will also be available via the investor relations section of the Company’s website at www.bookham.com.
About Bookham
Bookham, Inc. is a global leader in the design, manufacture and marketing of optical components, modules and subsystems. The company’s optical components, modules and subsystems are used in various applications and industries, including telecommunications, data communications, aerospace, industrial and military. Since 2002, the company has acquired the optical components businesses from Nortel Networks and Marconi, as well as Ignis Optics, Inc., the business of Cierra Photonics Inc., New Focus, Inc., and Onetta, Inc. The company has manufacturing facilities in the UK, US, Canada, China and Switzerland; and offices in the US, UK, Canada, France and Italy and employs approximately 2000 people worldwide. More information on Bookham, Inc. is available at www.bookham.com
Bookham and all other Bookham, Inc. product names and slogans are trademarks or registered trademarks of Bookham, Inc. in the USA or other countries.
Safe Harbor Statement
Any statements in this announcement about the future expectations, plans or prospects of Bookham, including statements containing the words “believe”, “plan”, “anticipate”, “expect”, “estimate”, “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including factors described in Bookham’s most recent quarterly report on Form 10-Q. These include continued demand for optical components, transfer of test and assembly operations to China, changes in inventory and product mix, no further degradation in the $/£ exchange rate and the continued ability of the Company to maintain requisite financial resources. The forward-looking statements included in this announcement represent Bookham’s view as of the date of this release. Bookham anticipates that subsequent events and developments may cause Bookham’s views to change. However, Bookham disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document. Those forward-looking statements should not be relied upon as representing Bookham’s views as of any date subsequent to the date of this announcement.
Non-GAAP Financial Measures
The Company provides Adjusted EBITDA as supplemental financial information regarding the Company’s operational performance.
Adjusted EBITDA
Adjusted EBITDA is calculated as net loss excluding the impact of taxes, net interest expense, depreciation and amortization, as well as restructuring, impairment, non-cash compensation related to stock and options, and certain other one-time charges and credits specifically identified where applicable. The Company uses Adjusted EBITDA in evaluating the Company’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from the Company’s core operations. The Company believes that by excluding these non-cash and non-recurring charges, more accurate expectations of our future cash needs can be assessed in addition to providing a better understanding of the actual cash used in/generated by core operations for the periods presented. Management does not believe the excluded items are reflective of the Company’s ongoing operations and accordingly excludes those items from Adjusted EBITDA. The Company believes that providing Adjusted EBITDA to its investors, in addition to corresponding GAAP cash flow measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions that impact the Company’s cash position and understanding how the cash position may look in the future. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core cash position. Furthermore, similar non-GAAP measures have historically been presented by the Company as a complement to its GAAP presentation. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Adjusted EBITDA should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The GAAP measure most directly comparable to Adjusted EBITDA is net loss.
Contact:
Jim Fanucchi
Summit IR Group Inc.
(408) 404-5400
ir@bookham.com
Steve Abely
Bookham, Inc.
Chief Financial Officer
(408) 919-1500